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
                                                                    Exhibit 11
                                                                    Page 1 of 1

                                    VIAD CORP
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (000 omitted)
                                                     Three months ended March 31,
                                                     ----------------------------
Primary:                                                 1997            1996
                                                     ------------    ------------
Net income                                           $      2,062    $     24,494
Less:  Preferred stock dividends                             (282)           (281)
                                                     ------------    ------------
                                                     $      1,780    $     24,213
                                                     ============    ============
Average common shares outstanding
  before common equivalents                                90,432          88,277
Common equivalent stock options                             2,574           2,506
                                                     ------------    ------------
                                                           93,006          90,783
                                                     ============    ============

Net income per share (dollars)                       $       0.02    $       0.27
                                                     ============    ============


                                      Three months ended March 31,
                        -------------------------------------------------------
                                   1997                         1996
                        --------------------------   ----------------------------
                           Common                       Common
Fully Diluted:             Shares        Income         Shares          Income
                       ------------   ------------   ------------    ------------
Average common and
  equivalent shares
  and net income
  per above                  93,006   $      1,780         90,783    $     24,213
Common equivalent
  stock options
                       ------------   ------------   ------------    ------------
                             93,006   $      1,780         90,783    $     24,213
                       ============   ============   ============    ============
Net income per
  share (dollars)                     $       0.02                   $       0.27
                                      ============                   ============
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